SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2011

NORTH SPRINGS RESOURCES CORP.

 (Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
200 S Virginia, 8th Floor Reno, NV 89501
(Address of principal executive offices)
Phone: (775) 398-3078
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORTH SPRINGS RESOURCES CORP.

Form 8-K

Current Report

Item 1.01          Entry into a Material Definitive Agreement

On January 8, 2011, North Springs Resources Corp., a Nevada corporation (the “Company”), entered into a Minerals Lease and Agreement (the “Imperial Agreement") with MinQuest, Inc., a Nevada corporation ("MinQuest") whereby the Company acquired the right to conduct mineral exploration activities for a term of twenty (20) years (the “Term”) on various unpatented mining claims situated in Esmeralda County, Nevada, collectively known as the Imperial Property (the “Imperial Property”), subject to a three percent (3%) Net Smelter Royalty to be paid to MinQuest.  As consideration, the Company shall pay an aggregate of one hundred forty thousand US dollars ($140,000) to MinQuest and shall provide an aggregate of three million US dollars ($3,000,000) in work commitments over the Term.  The Imperial Agreement is filed as Exhibit 10.1 and is incorporated herein by this reference.

The foregoing summary description of the terms of the Imperial Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the agreements, this reference is made to such agreement, which is filed as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03

Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Imperial Property Minerals Lease and Agreement with MinQuest, Inc. dated January 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SPRINGS RESOURCES CORP.
Date: January 9, 2012	By: /s/ Harry Lappa
Harry Lappa
President and CEO